UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 6, 2017
Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 6, 2017, Wal-Mart Stores, Inc. (the “Company”), issued a press release (the “Press Release”) announcing the expiration and final results, as of such expiration, of the Company’s previously announced cash tender offer for outstanding notes of its series of 6.500% Notes due 2037, 6.200% Notes due 2038, 5.625% Notes due 2040, 5.625% Notes due 2041, 5.25% Notes due 2035, 5.000% Notes due 2040, 4.875% Notes due 2040, 4.750% Notes due 2043, 4.300% Notes due 2044, 4.000% Notes due 2043, 5.875% Notes due 2027, 4.125% Notes due 2019 and 3.625% Notes due 2020 (collectively, the “Securities”) (such cash tender offer, the “Tender Offer”). The Tender Offer expired by its terms at 11:59 p.m., New York City time, on November 3, 2017 (the “Expiration Date”), and all Securities validly tendered in the Tender Offer after the Early Participation Date, which was 5:00 p.m., New York City time, on October 20, 2017, but at or prior to the Expiration Date, will be purchased by Walmart on the Final Payment Date, which is November 6, 2017. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following document is filed as an exhibit to this Current Report on Form 8-K:
99.1	PRESS RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 6, 2017

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate